UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2008

TIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification No.)

12001 Ventura Place, Suite 340
Studio City, California 91604
(Address of Principal Executive Offices)

(818) 761-1002
(Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 3, 2008, the Company appointed Richard Kam as Vice President of Finance.

From 1980-1995, Mr. Kam was a staff accountant with several accounting firms. From 1995-2000, he was a partner with BDO Seidman, LLP. From 2000-2001, he held senior finance positions at Fountain View, Inc., an operator of long term care facilities. From August 2002-January 2007, Mr. Kam was Chief Financial Officer of United Pacific Mortgage, a mortgage banking firm. From February 2007 until joining the Company, he was a principal of Gumbiner Savett Inc., Certified Public Accountants. Mr. Kam, age 51, is a Certified Public Accountant. He will receive a salary of $165,000 per annum and options to purchase 25,000 shares of the Company’s Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIX CORPORATION

Dated: July 7, 2008	By:	/s/ Mitchell J. Francis
Mitchell J. Francis Chief Executive Officer